UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2011

Artio Global Investors Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34457	13-6174048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Madison Ave. New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 297-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2011, the Board of Directors of Artio Global Investors Inc. (the “Company”) approved the termination without cause of Glen Wisher, the Company’s President, effective as of September 30, 2011.  While business expansion remains a key part of the Company’s strategy, it was decided that an executive position focused primarily on non-organic expansion opportunities was no longer required.  Mr. Wisher’s responsibilities will be assumed by the other members of the management team.

In addition, Mr. Wisher resigned from the Company’s Board of Directors, as of September 16, 2011.

In connection with Mr. Wisher’s termination, he has entered into a separation agreement with the Company, the terms of which are substantially consistent with a “termination without Cause”, as defined in Mr. Wisher’s employment agreement, which is superseded by the separation agreement.  The only substantive change from Mr. Wisher’s employment agreement is that he will be entitled to the continued lapse of restrictions on his initial restricted stock unit grant. Mr. Wisher’s employment agreement was filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (File No. 333-149178), with the Securities and Exchange Commission on February 12, 2008, as amended, and is further described in the Company’s proxy statement for its 2011 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 21, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artio Global Investors Inc.

Date: September 20, 2011	By:	/s/ Francis Harte
	Name:	Francis Harte
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)